Exhibit 99.1

Petco Reports First Quarter 2026 Results

Returns to Positive Comp Growth in Q1, Validating ‘Reach for the Sky’ Initiatives

Delivers Q1 Sales and Profitability Ahead of Previously Provided Outlook

Reaffirms Fiscal 2026 Outlook and Provides 2Q Outlook*

San Diego, June 3, 2026 – Petco (Nasdaq: WOOF), the retailer “where the pets go” to find everything they need to live their best lives, today reported its first quarter 2026 financial results.

“Our strong first-quarter results, highlighted by positive comparable sales and profitability that exceeded our outlook, provide clear, early validation that our Phase 3 ‘Reach for the Sky’ strategy is working. We were particularly pleased to see the improvement in our consumables business, while our differentiated services business continues to outperform and is a key engine of our growth. This solid start to the year demonstrates the power of our distinct, wholly owned omnichannel ecosystem. As we look ahead, we are pleased with the momentum our initiatives are generating, positioning us to continue to deliver positive comps. We remain highly confident in our ability to drive consistent, long-term growth,” said Joel Anderson, Chief Executive Officer of Petco.

Q1 2026 Overview

For the first quarter of 2026 compared to the first quarter of 2025:

•
Net sales of $1.5 billion increased 0.2%; comparable sales increased 0.7%.
•
Gross profit increased to $574.4 million; gross margin rate increased 21 basis points to 38.4%.
•
Operating income increased 50.5% to $24.6 million; operating margin increased 55 basis points to 1.6%.
•
Net loss of $15.1 million versus a net loss of $11.7 million.
•
Adjusted EBITDA2 of $97.3 million versus $89.4 million.
•
The Company closed 4 net stores, ending the quarter with 1,378 stores.

Sabrina Simmons, Chief Financial Officer of Petco, added, “Our strong first-quarter results—which marked a return to positive comparable sales growth—demonstrate that our operational and economic improvements are materializing. We are pleased to reaffirm our full-year outlook. As our strategic initiatives continue to take hold, we continue to be focused on strengthening our retail and financial fundamentals to support sustainable, profitable growth and remain committed to reducing our leverage ratio to 2x.”1

Q1 2026 Balance Sheet and Cash Flow

•
Ending cash balance grew by $33.5 million to $166.8 million versus $133.3 million last year.
•
Inventory fell 1.9% year-over-year versus the 0.2% increase in net sales.
•
Cash used in operating activities was $31.0 million compared to $15.5 million last year.
•
Free cash flow2 was an outflow of $69.1 million versus an outflow of $43.9 million last year.
•
Total debt was $1.482 billion, down from $1.593 billion last year.

2026 Outlook

The company reaffirmed its full year 2026 net sales and EBITDA outlook and provided its outlook for the second quarter of 2026.

Assumptions in the outlook include that economic conditions, currency rates and the tax and regulatory landscape remain generally consistent, and that current or planned tariffs on imports into the U.S. from China and other countries as of June 3, 2026, will remain at current levels. Additionally, our outlook assumes the benefit of a partial IEEPA tariff refund received in May 2026, with no additional refunds assumed for the balance of the year, and now assumes that fuel prices remain elevated at approximately those experienced in the first quarter for the remainder of the year, compared to our prior outlook which assumed higher fuel prices for the first quarter only.

With respect to the second quarter specifically, the benefit of the tariff refund received in May 2026 is expected to be approximately offset by incremental tariffs and higher fuel costs anticipated in the period. The prior-year second quarter included an approximately $9 million SG&A benefit from a favorable semi-annual actuarial true-up related to employee optimization work, which the Company does not expect to recur in the second quarter of 2026.

Full Year 2026 Outlook

FY 2026 Outlook*
Net Sales	Flat to up 1.5% year over year
Adjusted EBITDA[2]	$415 million to $430 million
Net Interest Expense	~$125 million
Capital Expenditures	~$140 million
Depreciation & Amortization	~$200 million
Net Store Closures	~15-20

Second Quarter 2026 Outlook

Q2 2026 Outlook*
Net Sales[3]	Up about 0.3% year over year, in line with consensus
Adjusted EBITDA[2]	$110 million to $112 million

(1)
Leverage ratio is defined as net debt divided by Adjusted EBITDA.
(2)
Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.
(3)
According to Company-compiled data as of May 28, 2026, the current Factset consensus of 10 sell-side analyst expectations for Q2 2026 net sales implies a year-over-year growth rate of 0.3%.

* Adjusted EBITDA is a non-GAAP financial measure and has not been reconciled to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the Securities and Exchange Commission.

Earnings Conference Call Webcast Information:

Management will host an earnings conference call on June 3, 2026 at approximately 4:15 PM Eastern Time to discuss the company’s financial results. A live webcast of the conference call will be available on the company's Investor Relations page at https://ir.petco.com/news-and-events/events-and-presentations. A replay of the webcast will be available through the same link approximately two hours after the conference call.

About Petco:

We're proud to be "where the pets go" to find everything they need to live their best lives for more than 60 years — from their favorite meals and toys, to trusted supplies and expert support from people who get it, because we live it. We believe in the universal truths of pet parenthood — the boundless boops, missing slippers, late night zoomies and everything in between. And we're here for it. Every tail wag, every vet visit, every step of the way. We nurture the pet-human bond in the aisles of more than 1,500 Petco stores across the U.S., Mexico and Chile. Customers experience our exclusive selection of pet care products, services, expertise and membership offerings in stores and online at petco.com, and on the Petco app. In 1999, we founded Petco Love. Together, we support thousands of local animal welfare groups nationwide, and have helped find homes for over 7 million animals through in-store adoption events.

Forward-Looking Statements:

This earnings release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not statements of historical fact, including, but not limited to, statements regarding our Q2 and full year 2026 outlook, operational reset of our business, our competitive positioning, profitability, cash generation through our economic model, expense leverage, operating margin expansion, cost action plans and associated cost-savings, our path to sustainable, profitable growth and our expectations regarding tariffs and associated impacts. Such forward-looking statements can generally be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “intends,” “will,” “shall,” “should,” “anticipates,” “opportunity,” “illustrative,” "estimates," "projects," "forecasts" or the negative thereof or other variations thereon or comparable terminology. These statements are only predictions based on our current expectations and projections about future events and reflect our beliefs regarding such future events and do not represent historical facts or statements of current condition. Although Petco believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct or that any forward-looking results will occur or be realized. Nothing contained in this earnings release is, or should be relied upon as, a promise or representation or warranty as to any future matter, including any matter in respect of the operations or business or financial condition of Petco. All forward-looking statements are based on current expectations and assumptions about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Petco. Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results or events to differ materially from the potential results or events discussed in the forward-looking statements, including, without limitation, those identified in this earnings release as well as the following: (i) increased competition (including from multi-channel retailers, mass and grocery retailers, and e-Commerce providers); (ii) reduced consumer demand for our products and/or services; (iii) our reliance on key vendors; (iv) our ability to attract and retain qualified employees; (v) risks arising from statutory, regulatory and/or legal developments; (vi) macroeconomic pressures in the markets in which we operate, including inflation, prevailing interest rates and the impact of tariffs; (vii) failure to effectively manage our costs; (viii) our reliance on our information technology systems; (ix) our ability to prevent or effectively respond to a data privacy or security breach; (x) our ability to effectively manage or integrate strategic ventures, alliances or acquisitions and realize the anticipated benefits of such transactions; (xi) economic or regulatory developments that might affect our ability to provide attractive promotional financing; (xii) business interruptions and other supply chain issues; (xiii) catastrophic events, political tensions, conflicts and wars (such as the ongoing conflicts in Ukraine and the Middle East), government shutdowns, health crises, and pandemics; (xiv) our ability to maintain positive brand perception and recognition; (xv) product safety and quality concerns; (xvi) changes to labor or employment laws or regulations; (xvii) our ability to effectively manage our real estate portfolio; (xviii) constraints in the capital markets or our vendor credit terms; (xix) changes in our credit ratings; (xx) impairments of the carrying value of our goodwill and other intangible assets; (xxi) our ability to successfully implement our operational adjustments, achieve the expected benefits of our cost action plans and drive improved profitability; (xxii) our ability to deliver sustainable, profitable growth and (xxiii) the other risks, uncertainties and other factors identified under “Risk Factors” in our most recent Annual Report on Form 10-K and elsewhere in Petco’s Securities and Exchange Commission filings. The occurrence of any such factors could significantly alter the results set forth in these statements.

Petco cautions that the foregoing list of risks, uncertainties and other factors is not complete, and forward-looking statements speak only as of the date they are made. Petco undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

Investor Contact:

Roxanne Meyer, InvestorRelations@petco.com

Media Contact:

Ventura Olvera, pressinquiries@petco.com

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	13 Weeks Ended
	May 2, 2026	May 3, 2025
Net sales:
Products	$1,228,087	$1,241,891
Services and other	268,645	251,508
Total net sales	1,496,732	1,493,399
Cost of sales:
Products	757,778	766,285
Services and other	164,529	157,146
Total cost of sales	922,307	923,431
Gross profit	574,425	569,968
Selling, general and administrative expenses	549,799	553,609
Operating income	24,626	16,359
Interest income	(1,497)	(1,359)
Interest expense	32,785	33,494
Loss on extinguishment and modification of debt	11,840	—
Loss before income taxes and income from equity method investees	(18,502)	(15,776)
Income tax expense	2,199	495
Income from equity method investees	(5,555)	(4,610)
Net loss attributable to Class A and B-1 common stockholders	$(15,146)	$(11,661)

Net loss per Class A and B-1 common share:
Basic	$(0.05)	$(0.04)
Diluted	$(0.05)	$(0.04)

Weighted average shares used in computing net loss per Class A and B-1 common share:
Basic	283,684	277,548
Diluted	283,684	277,548

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	May 2, 2026	January 31, 2026
ASSETS
Current assets:
Cash and cash equivalents	$166,804	$256,736
Receivables, less allowance for credit losses[1]	36,928	45,812
Merchandise inventories, net	632,912	590,210
Prepaid expenses	64,036	51,747
Other current assets	60,164	75,281
Total current assets	960,844	1,019,786
Fixed assets	2,404,132	2,378,208
Less accumulated depreciation	(1,758,226)	(1,722,060)
Fixed assets, net	645,906	656,148
Operating lease right-of-use assets	1,265,299	1,288,593
Goodwill	980,064	980,064
Trade name	1,025,000	1,025,000
Other long-term assets	207,473	203,834
Total assets	$5,084,586	$5,173,425
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and book overdrafts	$480,656	$450,552
Accrued salaries and employee benefits	107,784	154,148
Accrued expenses and other liabilities	216,183	204,751
Current portion of operating lease liabilities	312,399	320,082
Current portion of long-term debt and other lease liabilities	13,245	4,608
Total current liabilities	1,130,267	1,134,141
Senior secured credit facilities, net, excluding current portion	874,116	1,488,527
Senior notes, net	590,146	—
Operating lease liabilities, excluding current portion	994,995	1,047,185
Deferred taxes, net	235,197	234,911
Other long-term liabilities	104,560	104,407
Total liabilities	3,929,281	4,009,171
Commitments and contingencies
Stockholders' equity:
Class A common stock[2]	247	244
Class B-1 common stock[3]	38	38
Class B-2 common stock[4]	—	—
Preferred stock[5]	—	—
Additional paid-in-capital	2,318,877	2,312,354
Accumulated deficit	(1,155,139)	(1,139,993)
Accumulated other comprehensive loss	(8,718)	(8,389)
Total stockholders’ equity	1,155,305	1,164,254
Total liabilities and stockholders’ equity	$5,084,586	$5,173,425

1.
Allowances for credit losses are $858 and $779, respectively
2.
Class A common stock, $0.001 par value: Authorized - 1.0 billion shares;

Issued and outstanding - 247.4 million and 243.7 million shares, respectively

3.
Class B-1 common stock, $0.001 par value: Authorized - 75.0 million shares;

Issued and outstanding - 37.8 million shares

4.
Class B-2 common stock, $0.000001 par value: Authorized - 75.0 million shares;

Issued and outstanding - 37.8 million shares

5.
Preferred stock, $0.001 par value: Authorized - 25.0 million shares;

Issued and outstanding - none

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited and subject to reclassification)

	13 Weeks Ended
	May 2, 2026	May 3, 2025
Cash flows from operating activities:
Net loss	$(15,146)	$(11,661)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	49,041	49,811
Amortization of debt discounts and issuance costs	1,337	1,246
Provision for deferred taxes	288	(9,218)
Equity-based compensation	9,451	9,420
Loss on extinguishment and modification of debt	11,840	—
Income from equity method investees	(5,555)	(4,610)
Amounts reclassified out of accumulated other comprehensive loss	51	(212)
Non-cash operating lease costs	103,080	102,132
Changes in assets and liabilities:
Receivables	8,884	4,229
Merchandise inventories	(42,702)	7,857
Prepaid expenses and other assets	(8,299)	(1,673)
Accounts payable and book overdrafts	30,577	(19,028)
Accrued salaries and employee benefits	(46,362)	(51,130)
Accrued expenses and other liabilities	11,559	12,426
Operating lease liabilities	(139,677)	(103,780)
Other long-term liabilities	664	(1,263)
Net cash used in operating activities	(30,969)	(15,454)
Cash flows from investing activities:
Cash paid for fixed assets	(38,153)	(28,412)
Insurance recoveries	230	—
Proceeds from sale of assets	—	1,279
Cash received from partial surrender of officers' life insurance	74	—
Net cash used in investing activities	(37,849)	(27,133)
Cash flows from financing activities:
Borrowings under long-term debt agreements	1,500,000	—
Repayments of long-term debt	(1,500,000)	—
Debt refinancing costs and original issue discount	(28,442)	—
Payments for finance lease liabilities	(1,110)	(1,143)
Proceeds from employee stock purchase plan and stock option exercises	1,008	967
Tax withholdings on stock-based awards	(4,094)	(158)
Net cash used in financing activities	(32,638)	(334)

Net decrease in cash, cash equivalents and restricted cash	(101,456)	(42,921)
Cash, cash equivalents and restricted cash at beginning of period	269,412	181,665
Cash, cash equivalents and restricted cash at end of period	$167,956	$138,744

NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (SEC) rules because it excludes certain amounts included in net income calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Petco’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period. Please see the company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026 filed with the SEC on March 13, 2026 for additional information on Adjusted EBITDA.

The table below reflects the calculation of Adjusted EBITDA for the thirteen weeks ended May 2, 2026 compared to the thirteen weeks ended May 3, 2025.

(dollars in thousands)	13 Weeks Ended
Reconciliation of Net Loss Attributable to Class A and B-1 Common Stockholders to Adjusted EBITDA	May 2, 2026	May 3, 2025
Net loss attributable to Class A and B-1 common stockholders	$(15,146)	$(11,661)
Add (deduct):
Interest expense, net	31,288	32,135
Income tax expense	2,199	495
Depreciation and amortization	49,041	49,811
Income from equity method investees	(5,555)	(4,610)
Loss on extinguishment and modification of debt	11,840	—
Equity-based compensation	9,451	9,420
Mexico joint venture EBITDA (1)	12,916	10,198
Other costs (2)	1,297	3,661
Adjusted EBITDA	$97,331	$89,449
Net sales	$1,496,732	$1,493,399
Net margin (3)	(1.0%)	(0.8%)
Adjusted EBITDA Margin	6.5%	6.0%

(1)
Mexico joint venture EBITDA represents 50 percent of the entity’s operating results for all periods, as adjusted to reflect the results on a basis comparable to Adjusted EBITDA. In the financial statements, this joint venture is accounted for as an equity method investment and reported net of depreciation and income taxes because such a presentation would not reflect the adjustments made in the calculation of Adjusted EBITDA, we include the 50 percent interest in the company’s Mexico joint venture on an Adjusted EBITDA basis to ensure consistency. The table below presents a reconciliation of Mexico joint venture net income to Mexico joint venture EBITDA.

	13 Weeks Ended
(in thousands)	May 2, 2026	May 3, 2025
Net income	$11,104	$9,220
Depreciation	8,306	6,597
Income tax expense	5,194	4,166
Foreign currency loss (gain)	144	(292)
Interest expense, net	1,083	704
EBITDA	$25,831	$20,395
50% of EBITDA	$12,916	$10,198

(2)
Other costs include, as incurred: restructuring costs and restructuring-related severance costs; legal reserves associated with significant, non-ordinary course legal or regulatory matters; and costs related to certain significant strategic transactions.
(3)
We define net margin as net loss attributable to Class A and B-1 common stockholders divided by net sales and Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that is calculated as net cash provided by operating activities less cash paid for fixed assets. Management believes that Free Cash Flow, which measures the ability to generate additional cash from business operations, is an important financial measure for use in evaluating the company’s financial performance.

The table below reflects the calculation of Free Cash Flow for the thirteen weeks ended May 2, 2026 compared to the thirteen weeks ended May 3, 2025.

(in thousands)	13 Weeks Ended
	May 2, 2026	May 3, 2025
Net cash used in operating activities	$(30,969)	$(15,454)
Cash paid for fixed assets	(38,153)	(28,412)
Free Cash Flow	$(69,122)	$(43,866)

Net Debt

The table below reflects the calculation for net debt as of May 2, 2026 compared to January 31, 2026 and May 3, 2025.

(dollars in thousands)	May 2, 2026	January 31, 2026	May 3, 2025
Total debt:
Senior secured credit facilities, net, including current portion	$883,116	$1,488,527	$1,579,338
Senior notes, net	590,146	—	—
Finance leases, including current portion	8,886	9,683	13,203
Total debt	1,482,148	1,498,210	1,592,541
Less: cash and cash equivalents	(166,804)	(256,736)	(133,343)
Net Debt	$1,315,344	$1,241,474	$1,459,198